As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-40572

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

INDEVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3047911
(State or other jurisdiction of Incorporation)	(I.R.S. Employer I.D. number)

One Ledgemont Center

99 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of Registrant’s principal executive offices)

2000 STOCK OPTION, AS AMENDED

(Full Title of Plan)

Glenn L. Cooper, M.D., President, Chief Executive Officer and Chairman

One Ledgemont Center

99 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of agent for service)

COPY TO:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110-1624

(617) 345-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 Par Value Per Share	3,500,000(1)	$2.44 (2)	$2,440,000	$197.40 (3)

(1)    Includes 2,500,000 shares which were covered under the initial Registration Statement originally filed on June 30, 2000. Pursuant to Rule 416 promulgated under the Securities Act an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 2000 Stock Option Plan.

(2)    Based on the average of the high and low sales price of the Common Stock as of March 26, 2003 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)    The Registrant previously paid a filing fee of $1,278.75 with respect to the 2,500,000 shares previously registered. For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $2.44 with respect to 1,000,000 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.

PART I

EXPLANATORY NOTE

A total of 2,500,000 shares of the Common Stock, $.001 par value per share, of Indevus Pharmaceuticals, Inc., formerly Interneuron Pharmaceuticals, Inc. (the “Company”) were registered by an initial Registration Statement on Form S-8, Registration No. 333-40572, on June 30, 2000 to be issued in connection with the Company’s 2000 Stock Option Plan, as amended (the “2000 Plan”). On December 5, 2001, the Board of Directors of the Company authorized, subject to stockholder approval, an amendment to the 2000 Plan for the sole purpose of increasing the number of shares reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares. The stockholders of the Company approved this amendment on April 2, 2002. The purpose of this Registration Statement (the “Registration Statement”) is to increase the number of shares covered by the initial Registration Statement from 2,500,000 shares to 3,500,000 shares.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of the earlier registration statements pertaining to the 2000 Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Company with the Commission (File No. 0-18728) pursuant to the Exchange Act are incorporated herein by reference:

(1)    The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

(2)    The Company’s definitive proxy statement dated January 27, 2003, except the Compensation Committee Report on executive compensation and the performance graph included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

(3)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002;

(4)    The Company’s Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act;

(5)    The Company’s Registration Statement on Form S-8 dated June 30, 2000 (Registration No. 333-40572) and all consents and opinions with respect thereto; and

(6)    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

4.8	Amendment No. 1 to the 2000 Plan (1)
5.1	Opinion of Burns & Levinson LLP as to legality (included on page II-4)
23.1	Consent PricewaterhouseCoopers LLP (included on page II-5)
23.2	Consent Burns & Levinson LLP (included in Exhibit 5.1)
23.3	Power of Attorney (2)

(1)	Previously filed as Appendix B to the Company’s Definitive Proxy Statement filed January 25, 2002.
(2)	Previously filed with the Registration Statement on Form S-8 filed on June 30, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex on the 28th day of March, 2003.

INDEVUS PHARMACEUTICALS, INC.

/s/    Glenn L. Cooper

By: Glenn L. Cooper, M.D

President, Chairman of the Board of Directors

and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ GLENN L. COOPER, M.D. Glenn L. Cooper, M.D.	President, Chairman of the Board of Directors and Chief Executive Officer	March 28, 2003

* Lindsay Rosenwald, M.D	Director	March 28, 2003

* Harry J. Gray	Director	March 28, 2003

* Alexander M. Haig, Jr	Director	March 28, 2003

* Malcolm Morville, Ph.D	Director	March 28, 2003

* Lee J. Schroeder	Director	March 28, 2003

* David B. Sharrock	Director	March 28, 2003

/S/ MICHAEL W. ROGERS Michael W. Rogers	Executive Vice President Treasurer and Chief Financial Officer (Principal Financial Officer)	March 28, 2003

/s/ DALE RITTER Dale Ritter	Senior Vice President, Finance (Principal Accounting Officer)	March 28, 2003

*By Glenn L. Cooper, M.D., as attorney in fact

.

Exhibit Index

4.8	Amendment No. 1 to the 2000 Plan (1)
5.1	Opinion of Burns & Levinson LLP as to legality (included on page II-4)
23.1	Consent PricewaterhouseCoopers LLP (included on page II-5)
23.4	Consent Burns & Levinson LLP (included in Exhibit 5.1)
23.5	Power of Attorney (2)

(1)	Previously filed as Appendix B to the Company’s Definitive Proxy Statement filed January 25, 2002.
(2)	Previously filed with the Registration Statement on Form S-8 filed on June 30, 2000.